Exhibit 10.2
INDEMNIFICATION AGREEMENT
          This Indemnification Agreement (the “Agreement”) is made and entered into as of [ ], 2010 by and between Art Technology Group, Inc., a Delaware corporation (the “Company”), and [name of director or officer] (“Indemnitee”).
RECITALS
     A. It is essential that the Company be able to attract and retain well qualified directors and officers;
     B. Competent and experienced persons may be reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors or officers and the defense or settlement of such litigation is often beyond the personal resources of such directors or officers;
     C. The Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides for the indemnification of the officers and directors of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (“DGCL”);
     D. The Certificate of Incorporation and DGCL, by their non-exclusive nature, permit agreements between the Company and the directors or officers of the Company with respect to indemnification of such directors or officers;
     E. In accordance with the authorization as provided by the Certificate of Incorporation and DGCL, the Company may purchase and maintain a policy or policies of directors’ and officers’ liability insurance (“D & O Insurance”), covering certain liabilities which may be incurred by its directors or officers in the performance of their obligations of the Company;
     F. It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, its directors and officers to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and
     G. In order to induce Indemnitee to continue to serve as a director or officer of the Company, the Company has agreed to enter into this Agreement with Indemnitee.
     NOW, THEREFORE, in consideration of Indemnitee’s service as a director after the date hereof, the parties hereto agree as follows:
          1. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:
               (a) “Board” shall mean the Board of Directors of the Company.

               (b) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent, trustee or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the express written request of the Company.
               (c) “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:
               (i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities;
               (ii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;
               (iii) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and
               (iv) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.
For purposes of this Section 1(c), the following terms shall have the following meanings:
     (A) “Person” shall have the meaning as set forth in Sections 3, 13(d) and 14(d) of the Exchange Act; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
     (B) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that a Person shall not be deemed to be the Beneficial Owner of any securities of the Company solely by reason of the stockholders of the Company approving a merger of the Company with another entity.
               (d) “Court” means the Court of Chancery of the State of Delaware, the court in which the Proceeding in respect of which indemnification is sought by Indemnitee shall have been brought or is pending, or another court having subject jurisdiction and personal jurisdiction over the parties.
               (e) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.
               (f) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent, trustee or fiduciary.
               (g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
               (h) “Expenses” shall include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplication costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
               (i) “Good Faith” means Indemnitee having acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interest of the Company or, in the case of an Enterprise which is an employee benefit plan, the best interests of the participants or beneficiaries of said plan, as the case may be, and, with respect to any Proceeding which is criminal in nature, having had no reasonable cause to believe Indemnitee’s conduct was unlawful.
               (j) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the standards of professional conduct then prevailing and applicable to such counsel, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

               (k) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation (including any internal corporate investigation), inquiry, administrative hearing or any other actual, threatened, or completed proceeding whether civil, criminal, administrative or investigative, other than one initiated by Indemnitee without the approval of the Board. For purposes of the foregoing sentence, a “Proceeding” shall not be deemed to have been initiated by Indemnitee where Indemnitee seeks to enforce Indemnitee’s rights under this Agreement.
          2. Indemnification.
               (a) In General. In connection with any Proceeding, the Company may or shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law, as such may be amended from time to time.
               (b) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or is otherwise involved in any Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 2(b), Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in Good Faith.
               (c) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(c) if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to or is otherwise involved in any Proceeding brought by or in the right of the Company. Pursuant to this Section 2(c), Indemnitee shall be indemnified against all Expenses and amounts paid in settlement, actually and reasonably incurred by Indemnitee, or on Indemnitee’s behalf, in connection with such Proceeding if Indemnitee acted in Good Faith. Notwithstanding the foregoing, no such indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company or if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification may nevertheless be made by the Company in such event if and only to the extent that the Court which is considering the matter shall determine.
               (d) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 2(d) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
          3. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee with respect to any Proceeding, or any claim, issue, or matter in a Proceeding, and the Company is jointly liable with Indemnitee for such Proceeding, claim, issue, or matter, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee (whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and for reasonably incurred Expenses in connection with such claim), in such proportion as is deemed fair and reasonable in light of the circumstances. The following factors shall be considered when determining the amount of such contribution: (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) or transaction(s) giving cause to such Proceeding, claim, issue or matter, and (ii) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) or transaction(s).
          4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
          5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all reasonable Expenses, which, by reason of Indemnitee’s Corporate Status, were incurred by or on behalf of Indemnitee in connection with any Proceeding, within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. Advancement of Expenses pursuant to this Section 5 shall not require approval of the Board or the stockholders of the Company, or of any other person or body. The Secretary of the Company shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the advance and of the written undertaking to make repayment pursuant to this Section 5.
          6. Procedures and Presumptions for Determination of Entitlement to Indemnification and Defense of Claims.
               (a) Initial Request. To obtain indemnification under this Agreement (other than advancement of Expenses pursuant to Section 5), Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of

Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.
               (b) Method of Determination. A determination with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case as soon as practicable by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the Disinterested Directors, even though less than a quorum; (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee; or (4) if so directed by the Board, by the stockholders of the Company; notwithstanding the foregoing, following a Change in Control, a determination with respect to Indemnitee’s entitlement to indemnification shall be made by Independent Counsel.
               (c) Selection, Payment, and Discharge of Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) of this Agreement, the Independent Counsel shall be selected, paid, and discharged in the following manner:
               (i) The Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising the Company of the identity of the Independent Counsel so selected.
               (ii) Following the initial selection described in Section 6(c)(i), the Company may, within ten (10) days after such written notice of selection has been given, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.
               (iii) Either the Company or Indemnitee may petition a Court if the parties have been unable to agree on the selection of Independent Counsel within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) of this Agreement. Such petition may request resolution of any objection made by the Company to Indemnitee’s selection of Independent Counsel and/or seek the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate. A person so appointed shall act as Independent Counsel under Section 6(b) of this Agreement.
               (iv) The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.
               (d) Standard of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee has acted in Good Faith. The Company shall indemnify Indemnitee unless, and only to the extent that, the Company shall prove by clear and convincing evidence to the person or persons or entity making such determination that Indemnitee has not acted in Good Faith.
               (e) Reliance as Safe Harbor; Actions of Others. For purposes of any determination of Good Faith, Indemnitee shall be deemed to have acted in Good Faith if Indemnitee’s action is taken in reliance on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, employee, agent, trustee or fiduciary of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
               (f) Cooperation. Indemnitee shall cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification under this Agreement, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.
               (g) Successful on the Merits. The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof by clear and convincing evidence.
               (h) Effect of Other Proceeding. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty or of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in Good Faith.

               (i) Defense of Claim. With respect to any Proceeding to which Indemnitee shall have requested indemnification in accordance with this Section 6:
               (i) The Company shall be entitled to participate in the defense at its own expense.
               (ii) Except as otherwise provided below, the Company jointly with any other indemnifying party shall be entitled to assume the defense with counsel reasonably satisfactory to Indemnitee (“Outside Counsel”). After assumption by the Company of the defense of a suit, the Company shall not be liable to Indemnitee under this Section for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense of the Proceeding other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding but the fees and expenses of such counsel incurred after assumption by the Company of the defense shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized in writing by the Company, (ii) Indemnitee shall have concluded reasonably that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action and such conclusion has been confirmed in writing by Independent Counsel, or (iii) the Company shall not in fact have employed Outside Counsel to assume the defense of such Proceeding. The Company shall not be entitled to assume the defense of Indemnitee in any Proceeding brought by or in the right of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above and such conclusion shall have been so confirmed by the Company’s Outside Counsel.
               (iii) Notwithstanding any provision of this Section to the contrary, the Company shall not be liable to indemnify Indemnitee under this Section for any amounts paid in settlement of any Proceeding or claim effected without the Company’s written consent, which shall not unreasonably be withheld or delayed. The Company shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on, or disqualification of, Indemnitee for any purpose or would materially harm the reputation of Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.
               (j) Payment. If it is determined that Indemnitee is entitled to indemnification under this Agreement, payment to Indemnitee shall be made within ten (10) days after such determination.
               7. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.
               (a) Non-Exclusivity. The rights of indemnification, contribution and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Amended and Restated By-Laws of the Company (“By-Laws”), any agreement, a vote of stockholders, a resolution of directors, or otherwise. No amendment, alteration, or repeal of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, the By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.
               (b) Insurance. The Company may maintain an insurance policy or policies against liability arising out of this Agreement or otherwise. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Company shall obtain coverage for Indemnitee under such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. To the extent the Company maintains an insurance policy or policies and obtains coverage for Indemnitee in accordance with the immediately preceding sentence, in the event of a Change in Control, the Company shall make reasonable efforts to ensure that the entity surviving such Change in Control (the “Surviving Entity”) maintains such coverage for a period of six (6) years after such Change in Control. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company or Surviving Entity has directors’ and officers’ liability insurance in effect, the Company or Surviving Entity shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company or Surviving Entity shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.
               (c) Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
               (d) No Duplicate Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, agent, trustee or fiduciary of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.
          8. Exception to Right of Indemnification. Notwithstanding any other provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

               (a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or
               (b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act, or similar provisions of state statutory law or common law.
          9. Term of Agreement. This Agreement shall continue until and terminate upon the later of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee, agent, trustee or fiduciary of the Company or of any other Enterprise; or (ii) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of expenses hereunder; or (iii) the expiration of the statute of limitations with respect to any cause of action that arose or is alleged to have arisen during Indemnitee’s service as a director, officer, employee, agent, trustee or fiduciary of the Company or of any other Enterprise and that could be asserted in a Proceeding in respect of which Indemnitee is entitled to be indemnified hereunder.
          10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, administrators and personal and legal representatives.
          11. Enforcement.
               (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.
               (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.
               (c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting Indemnitee’s rights to receive advancement of expenses under this Agreement.
          12. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the intent manifested by such provision, to the extent necessary to resolve such conflict.
          13. Modification and Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
          14. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.
          15. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:
               (a) To Indemnitee at the address set forth below Indemnitee signature hereto.
               (b) To the Company at:
Art Technology Group, Inc.
One Main Street
Cambridge, MA 02142
Attention: [     ]

With a copy to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, MA 02210
Attention: John D. Patterson, Jr.
or to such other address as may be furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.
          16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          17. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
          18. Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.
SIGNATURE PAGE TO FOLLOW

          IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

ART TECHNOLOGY GROUP, INC.

By:

Name:

Title:

INDEMNITEE

Name:

Address	: